CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 19, 2011, relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Reports to Shareholders of John Hancock Global Shareholder Yield Fund and John Hancock International Core Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 20, 2011, relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Reports to Shareholders of John Hancock Disciplined Value Fund, John Hancock Disciplined Value Mid Cap Fund, John Hancock Rainier Growth Fund, and John Hancock Small Company Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2011